EXHIBIT 10.72

[BORLAND LETTERHEAD]

June 7, 2004

Mr. Kenneth R. Hahn
[Street Address]
Palo Alto, CA [ZIP]

     Re: Amendment to Employment Agreement

Dear Ken:

     In connection with the Employment Agreement (the "Agreement") dated August 7, 2002, as amended October 22, 2002, by and between you and Borland Software Corporation ("Borland"), the parties hereby agree to amend the Agreement to remove the first sentence of the second paragraph of the Agreement:

     In consideration for your service to Borland, you will be paid a base salary of $10,769.23 every two weeks (which equals $280,000.00 per year), less applicable taxes and other withholdings in accordance with Borland's standard payroll practices.

and replace it with:

     In consideration for your service to Borland, you will be paid a base salary of $13,461.54 every two weeks (which equals $350,000.00 per year), less applicable taxes and other withholdings in accordance with Borland's standard payroll practices.

     Other than as expressly modified above, all of the other terms and conditions of the Agreement shall remain in full force and effect without modification.

Sincerely,

BORLAND SOFTWARE CORPORATION

By: /s/ Dale L. Fuller

Dale L. Fuller
Chief Executive Officer

AGREED AND ACCEPTED ON
June 7, 2004

/s/ Kenneth R. Hahn

Kenneth R. Hahn